Exhibit 4.2

TENET HEALTHCARE CORPORATION

and

THE GUARANTORS NAMED HEREIN

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

EIGHTEENTH SUPPLEMENTAL INDENTURE

Dated as of February 5, 2013

to

Tenth Supplemental Indenture, dated as of March 3, 2009

and

Indenture, dated as of November 6, 2001

relating to

10.0% Senior Secured Notes due 2018

THIS EIGHTEENTH SUPPLEMENTAL INDENTURE (the “Eighteenth Supplemental Indenture”) is dated as of February 5, 2013, by and among Tenet Healthcare Corporation, a Nevada corporation (the “Company”), the Guarantors named on the signature pages hereto, and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York) (the “Trustee”).

RECITALS

A.                                    The Company, the Guarantors and the Trustee have executed and delivered an indenture dated as of November 6, 2001 (the “Base Indenture”), as amended by the Tenth Supplemental Indenture, dated as of March 3, 2009 (the “Tenth Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), providing for the issuance of the Company’s 10.0% Senior Secured Notes due 2018 (the “Notes”).

B.                                    The Company has been soliciting consents to this Eighteenth Supplemental Indenture upon the terms and subject to the conditions set forth in its Offer to Purchase and Consent Solicitation Statement dated January 22, 2013 (the “Statement”) and the related consent and letter of transmittal that applies to the Notes.

C.                                    Pursuant to and in accordance with Section 902 of the Base Indenture, the Company has obtained, on or prior to the date hereof, the consent of more than 75% in aggregate principal amount of the outstanding Notes (excluding any Notes owned by the Company or its affiliates) voting as one class to the amendments to the Indenture set forth in this Eighteenth Supplemental Indenture.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Company, the Guarantors and the Trustee mutually covenant and agree as follows:

ARTICLE I

Section 1.1                                   Deletion of Definitions and Related References.

Article One of the Tenth Supplemental Indenture is hereby amended to delete in their entirety all terms and their respective definitions for which all references in the Tenth Supplemental Indenture are eliminated as a result of the amendments set forth in Article II of this Eighteenth Supplemental Indenture.

ARTICLE II

Section 2.1                                   Amendments to Articles 3, 4, 5, 6 and 8.

(a) Subject to Section 3.5 hereof, the Tenth Supplemental Indenture is hereby amended by (x) changing all references to “Senior Secured Notes” to “Senior Notes”; and (y) deleting the following provisions of the Tenth Supplemental Indenture and all references thereto in their entirety and inserting in lieu thereof the phrase “Intentionally Omitted”:

Section 3.3 Offer to Purchase by Application of Balance in Net Available Cash;

Section 4.1 Limitation on Liens;

Section 4.2 Limitation on Sale and Lease-Back Transactions;

Section 4.3 Limitations on Issuances of Guarantees by Subsidiaries;

Section 4.4 Additional Note Guarantees;

Section 4.5 SEC Reports;

Section 4.6 Asset Dispositions;

Section 4.7 Offer to Repurchase upon Change of Control;

Section 5.1 Events of Default (clauses (5), (8) and (9) only); and

ARTICLE EIGHT COLLATERAL AND SECURITY.

(b) Subject to Section 3.5 hereof, Section 3.1(d) of the Tenth Supplemental Indenture is hereby deleted in its entirety and replaced in its entirety as follows:

“Any redemption pursuant to this Section 3.1 shall be made pursuant to the provisions of Article Eleven of the Existing Indenture. Notwithstanding the foregoing, the notice of redemption in Section 1104 of the Existing Indenture shall be given by first-class mail, postage prepaid, mailed not less than 3 business days nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder appearing in the Security Register.”

Section 2.2                                   Amendments to Notes.

(a) Subject to Section 3.5 hereof, the Notes are hereby amended by (x) changing all references to “Senior Secured Notes” to “Senior Notes”; (y) by deleting the fifth and sixth sentences in Section (4) of the Notes; and (z) deleting the following provisions of the Notes and all references thereto in their entirety and inserting in lieu thereof the phrase “Intentionally Omitted”:

Section (7) Repurchase at the Option of Holder; and

Section (13) Events of Default and Remedies (clauses (iii), (v) and (viii) only).

(b) Subject to Section 3.5 hereof, Section 5(a) of the Notes is hereby deleted in its entirety and replaced in its entirety as follows:

“On or after May 1, 2014, the Company will have the option to redeem all or a part of the Notes upon not less than 3 business days nor more than 60 days’ notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed to the applicable Redemption Date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

Year	Redemption Price

2014	105.000%

2015	103.333%

2016	101.667%

2017 and thereafter	100.000%

Unless the Company defaults in the payment of the Redemption Price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.”

(c) Subject to Section 3.5 hereof, Section 8 of the Notes is hereby deleted in its entirety and replaced in its entirety as follows:

“Notice of redemption will be mailed at least 3 business days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at such Holder’s registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.”

ARTICLE III

MISCELLANEOUS

Section 3.1                                   Definitions.

Capitalized terms used but not defined in this Eighteenth Supplemental Indenture shall have the meanings ascribed thereto in the Indenture.

Section 3.2                                   Confirmation of Indenture.

Except as amended hereby, the Base Indenture, the Tenth Supplemental Indenture and the Notes are in all respects ratified and confirmed, and all the terms thereof shall remain in full force and effect. This Eighteenth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby, and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict, the provisions of this Eighteenth Supplemental Indenture shall control.

Section 3.3                                   Concerning the Trustee.

In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Indenture. The Trustee assumes no responsibility for the correctness of the recitals contained herein, which are deemed to be those of the Company and not of the Trustee. The Trustee makes no representations as to the validity or sufficiency of this Eighteenth Supplemental Indenture.

Section 3.4                                   Governing Law.

THIS EIGHTEENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.5                                   Effectiveness.

The provisions of this Eighteenth Supplemental Indenture shall be effective immediately upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, the provisions of Article II of this Eighteenth Supplemental Indenture shall become operative only upon the acceptance for purchase by the Company of at least a 75% majority in principal amount of the outstanding Notes (excluding any Notes owned by the Company or its affiliates) pursuant to the Statement.

Section 3.6                                   Counterpart Originals.

The parties may sign any number of copies of this Eighteenth Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 3.7                                   Severability.

In case any provision in this Eighteenth Supplemental Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 3.8                                   Effect of Headings.

The Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Eighteenth Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 3.9                                   Successors.

All agreements of the Company and the Guarantors in this Eighteenth Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Eighteenth Supplemental Indenture shall bind its successors.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Eighteenth Supplemental Indenture to be duly executed all as of the day and year first above written.

TENET HEALTHCARE CORPORATION

By:	/s/ Tyler C. Murphy
	Name:	Tyler C. Murphy
	Title:	Vice President and Treasurer

CORAL GABLES HOSPITAL, INC., as: General Partner of CGH HOSPITAL, LTD.

By:	/s/ Tyler C. Murphy
	Name:	Tyler C. Murphy
	Title:	Treasurer

TENET PHYSICIAN SERVICES—HILTON HEAD, INC., as: General Partner of HILTO N HEAD HEALTH SYSTEM, L.P.

By:	/s/ Tyler C. Murphy
	Name:	Tyler C. Murphy
	Title:	Treasurer

CYPRESS FAIRBANKS MEDICAL CENTER, INC., as: General Partner of NEW MEDICAL HORIZONS II, LTD.

By:	/s/ Tyler C. Murphy
	Name:	Tyler C. Murphy
	Title:	Treasurer

TENET LOUISIANA, INC., as: Sole and Managing Member of TENET 100 MEDICAL CENTER SLIDELL, L.L.C.

By:	/s/ Tyler C. Murphy
	Name:	Tyler C. Murphy
	Title:	Treasurer

Supplemental Indenture

TENET TEXAS, INC., as: General Partner of TENET FRISCO, LTD.

By:	/s/ Tyler C. Murphy
	Name:	Tyler C. Murphy
	Title:	Treasurer

TENET HEALTHSYSTEM PHILADELPHIA, INC., as: Managing Member of TENET HEALTHSYSTEM HAHNEMANN, LLC

By:	/s/ Tyler C. Murphy
	Name:	Tyler C. Murphy
	Title:	Treasurer

TENET HEALTHSYSTEM PHILADELPHIA, INC., as: Managing Member of TENET HEALTHSYSTEM ST. CHRISTOPHER’S HOSPITAL FOR CHILDREN, L.L.C.

By:	/s/ Tyler C. Murphy
	Name:	Tyler C. Murphy
	Title:	Treasurer

TENET TEXAS, INC., as: General Partner of TENET HOSPITALS LIMITED

By:	/s/ Tyler C. Murphy
	Name:	Tyler C. Murphy
	Title:	Treasurer

LIFEMARK HOSPITALS, INC., as: General Partner of TH HEALTHCARE, LTD.

By:	/s/ Tyler C. Murphy
	Name:	Tyler C. Murphy
	Title:	Treasurer

AMERICAN MEDICAL (CENTRAL), INC.
AMI INFORMATION SYSTEMS GROUP, INC.

AMISUB (HEIGHTS), INC.
AMISUB (HILTON HEAD), INC.
AMISUB (SFH), INC.
AMISUB (TWELVE OAKS), INC.
AMISUB OF NORTH CAROLINA, INC.
AMISUB OF SOUTH CAROLINA, INC.
AMISUB OF TEXAS, INC.
ANAHEIM MRI HOLDING INC.
BROOKWOOD HEALTH SERVICES, INC.
COASTAL CAROLINA MEDICAL CENTER, INC.
COMMUNITY HOSPITAL OF LOS GATOS, INC.
CORAL GABLES HOSPITAL, INC.
CYPRESS FAIRBANKS MEDICAL CENTER, INC.
DELRAY MEDICAL CENTER, INC.
DOCTORS HOSPITAL OF MANTECA, INC.
DOCTORS MEDICAL CENTER OF MODESTO, INC.
EAST COOPER COMMUNITY HOSPITAL, INC.
FMC MEDICAL, INC.
FOUNTAIN VALLEY REGIONAL HOSPITAL AND MEDICAL CENTER
FRYE REGIONAL MEDICAL CENTER, INC.
JFK MEMORIAL HOSPITAL, INC.
LAKEWOOD REGIONAL MEDICAL CENTER, INC.
LIFEMARK HOSPITALS, INC.
LIFEMARK HOSPITALS OF FLORIDA, INC.
LOS ALAMITOS MEDICAL CENTER, INC.
NORTH FULTON MEDICAL CENTER, INC.
ORNDA HOSPITAL CORPORATION
PALM BEACH GARDENS COMMUNITY HOSPITAL, INC.
PLACENTIA-LINDA HOSPITAL, INC.
SAN RAMON REGIONAL MEDICAL CENTER, INC.
SIERRA VISTA HOSPITAL, INC.
TENET CALIFORNIA, INC.
TENET FLORIDA, INC.
TENET GOOD SAMARITAN, INC.
TENET HEALTHSYSTEM BARTLETT, INC.
TENET HEALTHSYSTEM CFMC, INC.
TENET HEALTHSYSTEM DESERT, INC.
TENET HEALTHSYSTEM DI, INC.
TENET HEALTHSYSTEM GB, INC.
TENET HEALTHSYSTEM HEALTHCORP
TENET HEALTHSYSTEM HOLDINGS, INC.
TENET HEALTHSYSTEM KNC, INC.
TENET HEALTHSYSTEM MEDICAL, INC.
TENET HEALTHSYSTEM NORTH SHORE, INC.
TENET HEALTHSYSTEM PHILADELPHIA, INC.
TENET HEALTHSYSTEM SGH, INC.
TENET HEALTHSYSTEM SL, INC.

TENET HEALTHSYSTEM SPALDING, INC.
TENET HIALEAH HEALTHSYSTEM, INC.
TENET HOSPITALS, INC.
TENET LOUISIANA, INC.
TENET MISSOURI, INC.
TENET PHYSICIAN SERVICES—HILTON HEAD, INC.
TENET ST. MARY’S, INC.
TENET TEXAS, INC.
TENETSUB TEXAS, INC.
TWIN CITIES COMMUNITY HOSPITAL, INC.
WEST BOCA MEDICAL CENTER, INC.

By:	/s/ Tyler C. Murphy
	Name:	Tyler C. Murphy
	Title:	Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ L. Garcia
	Name:	L. Garcia
	Title:	Vice President